UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 30, 2017

SG BLOCKS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16501	95-4463937
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

195 Montague Street, 14th Floor

Brooklyn, NY 11201

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: 646-240-4235

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

New Director Appointments

On January 30, 2017, the Board of Directors (the “Board”) of SG Blocks, Inc. (the “Company”) fixed the number of directors to serve on the Board at seven, and, pursuant to such increase, appointed two new Board members, Brig. Gen. Balan R. Ayyar and A. Richard Moore, Jr., effective upon acceptance by General Ayyar and Mr. Moore, which acceptance occurred on January 30 and February 2, respectively. There is no arrangement or understanding between General Ayyar, Mr. Moore or any other person pursuant to which they were appointed as directors, and neither General Ayyar nor Mr. Moore has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. In connection with their appointments, General Ayyar and Mr. Moore will receive (i) 13,334 options of the Company’s common stock and (ii) an additional 3,334 options of the Company’s common stock for their service on the Audit Committee of the Board, which options were approved by the Compensation Committee of the Board on March 13, 2017. These options vest in equal quarterly installments on the last day of each fiscal quarter following the grant date until such options are 100% vested, so long as General Ayyar and Mr. Moore remain directors of the Company.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 10, 2017	SG Blocks, Inc.

	By:	/s/ Mahesh Shetty
Mahesh Shetty
Chief Financial Officer

3